Exhibit 10.26(d)

                SECOND AMENDMENT TO LOAN AGREEMENT


     THIS SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of October 16, 1995, by and between IOMEGA
CORPORATION, a Delaware corporation ("Borrower"), and WELLS FARGO
BANK, NATIONAL ASSOCIATION ("Lender").

                             RECITALS
     WHEREAS, Borrower is currently indebted to Lender pursuant to the terms and conditions of that certain Loan Agreement between Borrower and Lender dated as of July 5, 1995, as amended ("the Loan Agreement").
     WHEREAS, Lender and Borrower have agreed to certain changes in the terms and conditions set forth in the Loan Agreement and have agreed to amend the Loan Agreement to reflect said changes.
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Loan Agreement shall be amended as follows:
     1.   Section 2.1(a) of the Loan Agreement is hereby amended
by:
     (A) deleting the period at the end of clause (iii) and replacing it with ", and plus", and

     (B)  adding a new clause (iv) which reads as follows:

          "(iv)     up to and including January 15, 1996, an amount
          equal to the lesser of (1) $5,000,000.00, or (2) ten percent (10%) of Borrower's net borrowing base in effect from time to time, as determined by Lender based on Lender's review of Borrower's Collateral Activity Report."

Revolving Loans made and Letter of Credit Obligations incurred under clause (iv) are hereinafter referred to as "Overadvances".

     2.   Revolving Loans and Letter of Credit Obligations under
Facility A are hereby deemed to have been made or incurred first against the Net Amount of Eligible Accounts and then as Overadvances. Repayments of principal under Facility A shall be applied first to Revolving Loans and Letter of Credit Obligations made or incurred as Overadvances and then to Revolving Loans and Letter of Credit Obligations made or incurred against the Net
Amount of Eligible Accounts.
     3. The outstanding principal balance of Overadvances shall bear interest at a variable rate per annum equal to one and one-quarter percent (1.25%) above the Prime Rate in effect from time to time. No LIBOR based interest rate option is available with respect to Overadvances. Interest shall be paid at the times set forth in the Facility A Revolving Credit Note. The outstanding principal balance of Overadvances shall be due and payable in full on January 15, 1996. All terms and conditions of the Facility A
Revolving Credit Note, other than those which are expressly inconsistent with the terms of this Amendment, are hereby made applicable to Overadvances.
     4. Borrower shall pay a non-refundable fee of $12,500.00, due and payable on the date of execution hereof, in consideration for Lender's agreement set forth herein.
     5. Overadvances are hereby deemed to be included in the definition of Obligations and to be secured by all the Collateral.
     6. Except as specifically provided herein, all terms and conditions of the Loan Agreement remain in full force and effect, without waiver or modification. All terms defined in the Loan
Agreement shall have the same meaning when used in this Amendment.
This Amendment and the Loan Agreement shall be read together, as one document.
     7. Borrower hereby remakes all representations and warranties contained in the Loan Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Loan Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


                                   WELLS FARGO BANK,
IOMEGA CORPORATION              NATIONAL ASSOCIATION


By:  /s/ Jerol S. Garner                    By:  /s/ Michael P. Baranowski

Title:    Assistant Treasurer               Title:    Vice President